

                                                     ALLIANCE FUNDING COMPANY
                                    BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                                                        DESIGNATED SERVICER
                                                      SERVICER'S CERTIFICATE
                                                              1997-1
                 IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF MARCH 1, 1997
                                           LEE SERVICING COMPANY REPORTS THE FOLLOWING
                          INFORMATION PERTAINING TO SERIES 1997-1 FOR JULY 25, 1997, THE REMITTANCE DATE.

                                                  DUE PERIOD ENDED: JULY 1, 1997

=======================================================================================================================
                                                                TOTAL POOL            SUBPOOL 1             SUBPOOL 2
                                                               ------------          ------------          ------------
   COLLECTIONS
   ----------------------
 1 Total Actual Principal Collections                          3,908,528.64          1,202,197.57          2,706,331.07
 2 Total Actual Interest Collections                           1,860,581.68            655,800.17          1,204,781.51
 3 Less: Service Fees Previously Remitted                        112,521.51             36,424.17             76,097.34
 4 Less: Excess Service Fees                                           0.00                  0.00                  0.00
 5 Additional Proceeds                                                 0.00                  0.00                  0.00
                                                               ------------          ------------          ------------
 6 TOTAL COLLECTIONS:                                          5,656,588.81          1,821,573.57          3,835,015.24

   MONTHLY ADVANCES
   ----------------------
 7 Delinquent Interest Advance                                    72,685.83             52,140.17             20,545.66
 8 Compensating Interest                                          15,475.85              2,494.04             12,981.81
 9 Amounts Held for Future Distributions                               0.00                  0.00                  0.00
10 Reserve Withdrawal per Sec. 6.14                                    0.00                  0.00                  0.00
                                                               ------------          ------------          ------------
11 AVAILABLE REMITTANCE AMOUNT:                                5,744,750.49          1,876,207.78          3,868,542.71

   FEES
   ----------------------
12 Expense Account Deposit:                                        5,165.93
                                                               ------------
13 ADJUSTED REMITTANCE AMOUNT:                                 5,739,584.56

   REMAINING AMOUNT AVAILABLE:
14     Adjusted Remittance Amount                              5,739,584.56
15     Insured Payments due                                            0.00
16     Insurance Account Deposit @ 13 bp
          the Ending Principal Balance                            22,385.70
17     Class Remittance Amounts                                5,717,198.86
18     Non-Recoverable Advances not
          Previously Reimbursed                                        0.00
                                                               ------------
19 Total Remaining Amount Available:                                   0.00
                                                               ============
   REIMBURSEMENTS DUE PURSUANT TO SEC. 5.04
20      Servicing Fee                                                  0.00
21      Monthly Advances and Servicer Advances                         0.00
22      Preference Amount per Sec. 6.06(b)                             0.00
23      Servicing compensation per Sec. 7.03                           0.00
24      REO Mgmt. & Dispositions per Sec 5.10                          0.00
25      Trustee Advances per Sec 11.01                                 0.00
=========================================================================================================================



                                                     ALLIANCE FUNDING COMPANY
                                    BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                                                        DESIGNATED SERVICER
                                                      SERVICER'S CERTIFICATE
                                                              1997-1
                 IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF MARCH 1, 1997
                                           LEE SERVICING COMPANY REPORTS THE FOLLOWING
                          INFORMATION PERTAINING TO SERIES 1997-1 FOR JULY 25, 1997, THE REMITTANCE DATE.

                                                  DUE PERIOD ENDED: JULY 1, 1997
=========================================================================================================================
                                                                  TOTAL                CLASS A                CLASS R
                                                             --------------        --------------          --------------
26 Loans Outstanding - BOM                                             2574
27 Original Loan Balance                                     217,143,499.12        217,143,499.12
28 Pre-Funding Account Balance                                         0.00                  0.00
29 Initial Overcollateralization                               6,597,704.83          6,597,704.83
30 Realized Losses, LTD                                                0.00                  0.00
31 Carryforward Amount                                                 0.00                  0.00
                                                             --------------        --------------
32 Total Class Principal Balance                             210,545,794.29        210,545,794.29
33      Pool Factor per Loan Balance                             98.7015905%           98.7015905%
34      Pool Factor per Class Balance                            95.7026338%           95.7026338%
35 Excess Spread                                                       0.00                                     0.00
36 Additional Principal due Class A                              772,170.82            772,170.82
37 Interest Remittance @ Pass-Through Rate                     1,036,499.40          1,036,499.40

   PRINCIPAL REDUCTIONS:
38      Prepayments - Number                                            44                    44
39      Prepayments - Dollar                                  3,879,062.26          3,879,062.26
40      Net Liquidation Proceeds                                      0.00                  0.00
41      Curtailments                                             18,391.02             18,391.02
42      Normal and Excess Payments                               11,075.36             11,075.36
                                                             --------------        --------------
43 Total Principal Remittance                                  3,908,528.64          3,908,528.64
44 Additional Principal Reduction                                772,170.82            772,170.82
                                                             --------------        --------------               ----
45 TOTAL REMITTANCE                                            5,717,198.86          5,717,198.86               0.00
                                                             ==============        ==============               ====
46 Current Month Realized Loss - Number                                   0                  0.00
47 Current Month Realized Loss - Dollar                                0.00                  0.00

   CLASS PRINCIPAL BALANCE - EOM
48 Loans Outstanding - EOM                                          2530
49 Closing Loan Balance                                      213,234,970.48        213,234,970.48
50 Pre-Funding Account Balance                                         0.00                  0.00
51 Additional Principal Reduction, LTD                         7,369,875.65          7,369,875.65
52 Realized Losses, LTD                                                0.00                  0.00
                                                             --------------        --------------
53 Total Class Principal Balance                             205,865,094.83        205,865,094.83
54      Pool Factor per Loan Balance                             96.9249866%           96.9249866%
55      Pool Factor per Class Balance                            93.5750431%           93.5750431%
=========================================================================================================================



                                                     ALLIANCE FUNDING COMPANY
                                    BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                                                        DESIGNATED SERVICER
                                                      SERVICER'S CERTIFICATE
                                                              1997-1
                 IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF MARCH 1, 1997
                                           LEE SERVICING COMPANY REPORTS THE FOLLOWING
                          INFORMATION PERTAINING TO SERIES 1997-1 FOR JULY 25, 1997, THE REMITTANCE DATE.

                                                  DUE PERIOD ENDED: JULY 1, 1997
=========================================================================================================================
56 Weighted Note Rate - THIS Remittance                       10.78448%
57 Weighted Note Rate - NEXT Remittance                       10.79236%
58 Weighted Average Remaining Term                              305.85
59 Accrual Period for Libor Rate                               25-Jun-97      thru    24-Jul-97
60 Days in Related Period                                         30
61 Pass-Through Rate                                           5.90750%

                                                               TOTAL POOL             SUBPOOL 1             SUBPOOL 2
                                                             --------------         -------------        --------------
62 Original Pool - Principal Balance                         140,827,927.17         41,875,267.67         98,952,659.50
63 Original Pool - Pre-Funding Account                        83,661,868.75         33,147,497.60         50,514,371.15
64 Original Pool - Initial Overcollateralization               4,489,795.92          1,500,455.31          2,989,340.61
                                                             --------------         -------------        --------------
65 Original Pool Total                                       220,000,000.00         73,522,309.96        146,477,690.04
66 Original Pool - Number of Loans                               1646                    816                   830

-------------------------------------------------------------------------------------------------------------------------

   CLASS A OVERCOLLATERALIZATION RECONCILIATION
   --------------------------------------------
                                                              Beg. of Month         Current Month         End of Month
                                                             --------------         -------------        --------------

67 Additional Principal Reduction, LTD                         6,597,704.83            772,170.82          7,369,875.65
68 Less:  Realized Losses, LTD                                         0.00                  0.00                  0.00
                                                             --------------         -------------        --------------
69 Overcollateralization of Principal                          6,597,704.83            772,170.82          7,369,875.65
                                                             ==============         =============        ==============

70 Base Overcollateralization Required                                                                    12,571,428.57
71 Required Overcollateralization Amount                                                                  12,571,428.57

   CURRENT MONTH SUBORDINATED AMOUNT                          Beg. of Month         Current Month         End of Month
   ---------------------------------                          --------------         -------------        --------------

72 Original Subordinated Amount                               27,724,489.79         N/A                   27,724,489.79
73 Less: Cumulative Realized Losses                                    0.00                  0.00                  0.00
74 Plus: Cumulative Additional Proceeds                                0.00                  0.00                  0.00
                                                             --------------         -------------        --------------
75 Current Subordinated Amount                                27,724,489.79                  0.00         27,724,489.79
                                                             ==============         =============        ==============

   NONRECOVERABLE ADVANCE RECONCILIATION
   -------------------------------------

76 Beginning of Month                                                  0.00
77 Current Month Unpaid Nonrecoverable Advance                         0.00
78 Less: Current Month Reimbursement                                   0.00
                                                             --------------
78 End of Month                                                        0.00

   RESERVE ACCOUNT RECONCILIATION

80 Initial Reserve Deposit                                     4,200,432.77
81 Reserve Withdrawal per Sec. 6.14                                    0.00
                                                             --------------
82 End of Month                                                4,200,432.77
=========================================================================================================================



                                                     ALLIANCE FUNDING COMPANY
                                    BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                                                        DESIGNATED SERVICER
                                                      SERVICER'S CERTIFICATE
                                                              1997-1
                 IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF MARCH 1, 1997
                                           LEE SERVICING COMPANY REPORTS THE FOLLOWING
                          INFORMATION PERTAINING TO SERIES 1997-1 FOR JULY 25, 1997, THE REMITTANCE DATE.

                                                  DUE PERIOD ENDED: JULY 1, 1997
=========================================================================================================================
   CLASS FACTORS                                                                      TOTAL POOL
   -------------                                                                   --------------
83 Total Class Principal - Original Pool                                           220,000,000.00
84 Interest Remittance Amount                                                        1,036,499.40
85 Interest Rate Factor/1000                                                           4.711361

86 Total Principal Collections                                                       3,908,528.64
87 Additional Principal Reduction                                                      772,170.82
                                                                                   --------------
88 Principal Remittance Amount                                                       4,680,699.46
89 Principal Payment Factor/1000                                                        21.275907
90 Current Month Ending Principal Factor                                               935.750431

91 Prior Month Principal Factor                                                       957.026338
=========================================================================================================================